[DESCRIPTION]            Change of auditor consent

November 20, 1996


Securities and Exchange Commission
Mail stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Sub-Item 77KK of Form N-SAR of Combined Penny Stock Fund, Inc. dated September 30, 1996.

Yours truly,

/s/Deloitte & Touche LLP